Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statement No. 333-88871 of Empire Energy Corporation on Form S-8 of our report dated February 19, 2001, appearing in this Annual Report on Form 10-KSB of Empire Energy Corporation as of and for the year ended December 31, 2001.


/s/  Sartain Fischbein & Co.
----------------------------
     Sartain Fischbein & Co.

Tulsa, Oklahoma
April 12, 2002